                                                                      Exhibit 1

                        SOUTHERN PERU COPPER CORPORATION


                          REGISTRATION RIGHTS AGREEMENT




                           Dated as of March 31, 2005

                                TABLE OF CONTENTS

            THIS TABLE OF CONTENTS IS NOT PART OF THE AGREEMENT TO WHICH IT IS ATTACHED BUT IS INSERTED FOR CONVENIENCE ONLY.

                                                                                 Page
                                                                                  No.
                                                                                  ---
1.    Definitions...........................................................       1

2.    Registrations.........................................................       6
      (a)   Shelf Registration..............................................       6
      (b)   Registration Expenses...........................................       6
      (c)   Registration Statement Form.....................................       6
      (d)   Black-Out Periods...............................................       7

3.    Requests for Public Offering; Offerings by Selling Stockholders.......       7
      (a)   Initial Six-Month Period Sales..................................       7
      (b)   Requested Public Offerings......................................       8
      (c)   Limitations on Requested Public Offerings.......................       8
      (d)   Sales by Cerro Entities.........................................       9
      (e)   Sales by PD Entities............................................       9
      (f)   Priority in Cutback Registrations...............................       9
      (g)   Representations, Warranties and Other Agreements................      10

4.    Registration Procedures...............................................      11

5.    Underwritten Offerings................................................      15

6.    Lockup Agreements.....................................................      16
      (a)   By the Selling Stockholders and Permitted Transferees...........      17
      (b)   By the Company..................................................      17
      (c)   By AMC..........................................................      18

7.    Indemnification.......................................................      18
      (a)   Indemnification by the Company..................................      18
      (b)   Indemnification by the Sellers..................................      19
      (c)   Notices of Claims, etc..........................................      19
      (d)   Contribution....................................................      20
      (e)   Other Indemnification...........................................      21

8.    Termination...........................................................      21

9.    Conditions to Obligations of Company and AMC..........................      21

10.   Miscellaneous.........................................................      21
      (a)   Notices.........................................................      21
      (b)   Entire Agreement................................................      23

      (c)   Amendment.......................................................      23
      (d)   Waiver..........................................................      23
      (e)   Consents and Waivers............................................      23
      (f)   Third Party Beneficiary.........................................      23
      (g)   Comparable Agreements...........................................      24
      (h)   Successors and Assigns..........................................      24
      (i)   Headings........................................................      24
      (j)   Invalid Provisions..............................................      24
      (k)   Remedies........................................................      24
      (l)   Governing Law...................................................      25
      (m)   Counterparts....................................................      25

Schedule I - Ownership of Class A Common Stock

EXHIBIT A - PLAN OF DISTRIBUTION
EXHIBIT B - RESTRICTED LEGEND
EXHIBIT C-1 - FORM OF OPINION OF CERRO SPECIAL COUNSEL
EXHIBIT C-2 - FORM OF OPINION OF PD SPECIAL COUNSEL

                        SOUTHERN PERU COPPER CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT dated as of March 31, 2005 is made and entered into by and between CERRO TRADING COMPANY, INC., a Delaware corporation ("Cerro"), SPC Investors, L.L.C., a Delaware limited liability company ("SPC"), PHELPS DODGE CORPORATION, a Delaware corporation ("PD"), PHELPS DODGE OVERSEAS CAPITAL CORPORATION, a Delaware corporation ("PDOCC"), and CLIMAX MOLYBDENUM B.V., a Dutch corporation ("Climax"), SOUTHERN PERU COPPER CORPORATION, a Delaware corporation (the "Company") and AMERICAS MINING CORPORATION, a Delaware corporation ("AMC"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.

            WHEREAS, AMC, an affiliate of the Company, and Cerro have entered into a letter agreement dated October 21, 2004 (the "Cerro Letter Agreement") providing, among other things, for AMC to use its reasonable best efforts to cause the Company to enter into this Agreement providing for the Company's registration for sale of certain shares of Common Stock owned by Cerro;

            WHEREAS, AMC and PD have entered into a letter agreement dated December 22, 2004 (the "PD Letter Agreement") providing, among other things, for AMC to use its reasonable best efforts to cause the Company to enter into this Agreement providing for the Company's registration for sale of certain shares of Common Stock owned by PD;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions.

            (a) Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

            "Affiliate" of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Registration Rights Agreement, as the same shall be amended from time to time.

            "AMC" has the meaning ascribed to it in the recitals.

            "Black-Out Period" has the meaning ascribed to it in Section 2(d).

            "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the States of Arizona or New York are authorized or obligated to close.

            "Cerro" has the meaning ascribed to it in the preamble.

            "Cerro Entities" means, collectively, Cerro, SPC and each of their respective Permitted Transferees.

            "Cerro Letter Agreement" has the meaning ascribed to it in the preamble.

            "Cerro Special Counsel" has the meaning ascribed to it in Section 3(g)(ii).

            "Class A Common Stock" means shares of Class A Common Stock, par value one cent ($0.01) per share, of the Company.

            "Climax" has the meaning ascribed to it in the preamble.

            "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

            "Common Stock" means shares of Common Stock, par value one cent ($0.01) per share, of the Company.

            "Company" has the meaning ascribed to it in the preamble.

            "Company Indemnitees" has the meaning ascribed to it in Section
7(a).

            "Cutback Registration" means any Requested Public Offering to be effected during the Initial Six-Month Period as an Underwritten Public Offering in which the Managing Underwriter selected by the Company with respect thereto advises the Company, the Selling Stockholders and any Permitted Transferees in writing that, in its opinion, the aggregate number of Registrable Securities owned by the Selling Stockholders and the Permitted Transferees that have elected to participate in such Requested Public Offering pursuant to Sections 3(a) and 3(b)(ii) exceeds the number of Registrable Securities which can be sold in such Underwritten Public Offering without causing a significant disruption in the market for shares of the Common Stock.

            "Effective Time" has the meaning ascribed to it in the Merger Agreement.

            "Effectiveness Date" means the date upon which the Shelf Registration Statement becomes effective under the Securities Act.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Form S-3" means Form S-3 promulgated by the Commission under the Securities Act, or any successor or similar short-form registration statement.

            "Indemnified Party" means a party entitled to indemnity in accordance with Section 7.

            "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 7.

            "Initial Six-Month Period" means the period commencing on the Effectiveness Date and ending on the six-month anniversary of the Effectiveness Date; provided, that such period shall be extended, if applicable, pursuant to the last paragraph of Section 4.

            "Inspectors" has the meaning ascribed to it in Section 4(h).

            "Losses" has the meaning ascribed to it in Section 7(a).

            "Managing Underwriter" means, with respect to any Underwritten Public Offering, a single underwriter designated by the Company in accordance with Section 5 from among the underwriters managing such Underwritten Public Offering.

            "Merger Agreement" means the Agreement of Plan and Merger dated as of October 21, 2004, by and among Southern Peru Copper Corporation, SPCC Merger Sub, Inc., Americas Sales Company, Inc., Americas Mining Corporation and Minera Mexico S.A. de C.V.

            "NASD" means the National Association of Securities Dealers.

            "PD" has the meaning ascribed to it in the recitals.

            "PD Entities" means Climax and PDOCC and each of their respective Permitted Transferees.

            "PD Letter Agreement" has the meaning ascribed to it in the recitals.

            "PDOCC" has the meaning ascribed to it in the preamble.

            "PD Special Counsel" has the meaning ascribed to it in Section 3(g)(ii).

            "Permitted Transferee" has the meaning ascribed to it in Section
6(a).

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

            "Plan of Distribution" has the meaning ascribed to it in Section
2(a).

            "Public Offering" means any offering of Common Stock to the public, including Requested Public Offerings, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

            "Records" has the meaning ascribed to it in Section 4(h).

            "Registrable Securities" means (i) the Shares, (ii) shares of the Class A Common Stock, (iii) any additional shares of Common Stock or other equity securities issued or distributed by way of a stock dividend, stock split, reclassification, reorganization, recapitalization, other distribution or other similar event in respect of the Shares, or acquired by way of any rights offering or similar offering made in respect of the Shares and
(iv) any equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in conversion of, in exchange for or in substitution of, the Shares or the Class A Common Stock (adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization or recapitalization occurring after the date hereof). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when they shall have been distributed to the public pursuant to Rule 144, (c) when they are transferred to or become owned by a Person other than a Selling Stockholder (or a Person that is a successor to all of such Selling Stockholder's rights and obligations hereunder pursuant to Section 10(h)) or a Permitted Transferee, (d) when they shall have ceased to be outstanding or (e) upon the Termination Date.

            "Registration Expenses" means all expenses incident and directly attributable to the Company's performance of or compliance with its obligations under this Agreement to effect the registration and sale of Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident and directly attributable to such performance and compliance, the fees and disbursements of counsel retained by the Selling Stockholders, the Permitted Transferees or any of them, expenses incurred by the Company in connection with arranging, preparing for, and participating in, road show presentations and all other selling efforts and any fees and disbursements of underwriters, including underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, provided that Registration Expenses shall not include (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees or
(iii) other expenses (A) for the preparation of regular periodic financial statements or other data normally prepared by the Company in the ordinary course of its business or (B) which the Company would have incurred in any event.

            "Representatives" has the meaning ascribed to it in Section 7(a).

            "Requested Public Offering" has the meaning ascribed to it in
Section 3(a).

            "Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as amended.

            "Restricted Legend" has the meaning ascribed to it in Section 3(g)(ii).

            "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

            "Second Six-Month Period" means the period commencing on the day after the expiration of the Initial Six-Month Period and ending on the six-month anniversary of such day.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Seller Indemnitees" has the meaning ascribed to it in Section 7(b).

            "Selling Stockholders" means Cerro, Climax, PDOCC and SPC.

            "Shares" means (x) the shares of Class A Common Stock, if any, owned by each of the Selling Stockholders (including all such shares of Class A Common Stock, if any, transferred after the date hereof by such Selling Stockholders to Permitted Transferees) as set forth opposite the name of each such Selling Stockholder on Schedule I and (y) the shares of Common Stock, if any, issued pursuant to Section 4.9 of the Restated Certificate of Incorporation, to Selling Stockholders (or Permitted Transferees) on or after the date hereof upon conversion of the Class A Common Stock owned by such Selling Stockholders (or Permitted Transferees) (including all such shares of Class A Common Stock, if any, transferred after the date hereof by such Selling Stockholders to Permitted Transferees).

            "Shelf Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.

            "Shelf Registration Statement" has the meaning ascribed to it in
Section 2(a).

            "SPCC Sponsorship Period" means the period beginning on the Effective Time and ending on the last day of the Initial Six-Month Period; provided, however, if the Initial Six-Month Period has not commenced on or prior to the eight-month anniversary of the Effective Time, the SPCC Sponsorship Period shall end on such eight-month anniversary of the Effective Time.

            "Suspension" has the meaning ascribed to it in Section 2(c).

            "Termination Date" has the meaning ascribed to it in Section 8.

            "Underwritten Public Offering" means any offering of Common Stock to the public, including Requested Public Offerings, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act and in which such Common Stock is sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public pursuant to an underwriting agreement signed by the Company.

            (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

            2. Registrations.

            (a) Shelf Registration. Subject to the provisions of Section 9, the Company will file as promptly as practicable, and in any event will use its reasonable best efforts to file with the Commission within 20 Business Days, after the Effective Time a shelf registration statement on Form S-3 promulgated by the Commission with respect to the resale of all of the Registrable Securities on a delayed or continuous basis under Rule 415 of the Securities Act (the "Shelf Registration Statement"). The Shelf Registration Statement will contain the Plan of Distribution in substantially the form attached hereto as Exhibit A (the "Plan of Distribution"). Subject to the provisions of Section 9, the Company will use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective as promptly as practicable after the Effective Time and to remain effective for a period beginning on the Effectiveness Date and ending on the last day of the Second Six-Month Period.

            (b) Registration Expenses. All reasonable and customary Registration Expenses incurred in connection with the Shelf Registration (whether or not the Effectiveness Date occurs or any sales of Registrable Securities are effected thereunder) and, except as expressly provided in the following sentence, all other reasonable and customary Registration Expenses shall be (i) paid by the Selling Stockholders and any Permitted Transferees from time to time promptly after any request therefore by the Company and (ii) allocated among the Selling Stockholders and any Permitted Transferees pro rata on the basis of the respective amounts of Registrable Securities owned by each Selling Stockholder and Permitted Transferee on the date of any such request. Furthermore, all reasonable and customary Registration Expenses incurred in connection with any single Requested Public Offering shall be paid upon closing of such Requested Public Offering and shall be allocated among the Selling Stockholders and any Permitted Transferees participating in such Requested Public Offering pro rata on the basis of the respective amounts of securities then being sold on behalf of such Selling Stockholders and Permitted Transferees in such Requested Public Offering.

            (c) Registration Statement Form. Notwithstanding anything to the contrary contained in this Agreement, if at any time the Company is not eligible to use Form S-3 promulgated by the Commission for the registration of the Registrable Securities for sale in accordance with the Plan of Distribution (or a successor form that permits incorporation by reference of reports and documents filed under the Exchange Act on a basis comparable to Form S-3), the Company will so notify the Selling Stockholders and the Permitted Transferees in writing and the use of the Shelf Registration Statement and the related prospectus will be automatically suspended (a "Suspension") until such time as the Company eligible to use Form S-3 (or such successor form). The Company will not be required to register the Registrable Securities on any other form promulgated by the Commission that does not permit incorporation by reference of Exchange Act-filed reports and documents on a basis comparable to Form S-3. In the event of any Suspension, the Company will use its reasonable best efforts to again become eligible to use Form S-3 (or such successor form) as soon as reasonably practicable and will promptly notify the Selling Stockholders and the Permitted Transferees when it does become so eligible; provided that, for the avoidance of doubt, the Company acknowledges that use of the Shelf Registration Statement and the related prospectus shall be automatically reinstated without further action by any party at such time as the Company is again eligible to use Form S-3 (or such successor form).

            (d) Black-Out Periods. Notwithstanding anything to the contrary contained in this Agreement, but without limiting the provisions of paragraph
(c) of this Section 2, the Company may temporarily suspend the use of the Shelf Registration Statement and the related prospectus, by giving written notice thereof to the Selling Stockholders and the Permitted Transferees, for one period during any 360-day period not to exceed thirty (30) days in the aggregate (the "Black-Out Period") if, in the good faith opinion of the Company's Board of Directors, (i) the Shelf Registration Statement is not usable because a prospectus is required, pursuant to Rule 3-05 and Article 11 of the Regulation S-X (or any successor provisions), to include financial statements in respect of businesses acquired or to be acquired and pro forma financial statements and such financial statements are not readily available or (ii) (x) the Company's ability to complete a pending or planned material debt or equity financing, licensing arrangement, joint venture, acquisition or disposition of assets or stock, merger or other material corporate transaction could reasonably be expected to be materially and adversely affected by any disclosure of such transaction required as a result of the continued effectiveness of the Shelf Registration Statement or (y) the continued effectiveness of the Shelf Registration Statement would require the Company to make public disclosure of information the public disclosure of which is not otherwise required and could reasonably be expected to have a material adverse effect on the Company. The Company will not be required to specify in the written notice to the Selling Stockholders and the Permitted Transferees the nature of the event giving rise to any Black-Out Period. In the event of any Black-Out Period, the Company will use its reasonable best efforts to cause the use of the Shelf Registration Statement and the related prospectus so suspended to be resumed as promptly as practicable after delivery of the notice of such Black-Out Period to the Selling Stockholders and the Permitted Transferees and shall promptly notify the Selling Stockholders and the Permitted Transferees of such resumption; provided that, for the avoidance of doubt, the Company acknowledges that use of the Shelf Registration Statement and the related prospectus shall be automatically reinstated without further action by any party at the expiration of the Black-Out Period.

            3. Requests for Public Offering; Offerings by Selling Stockholders.

            (a) Initial Six-Month Period Sales. At any time during the Initial Six-Month Period, any one or more Selling Stockholder[s] and/or Permitted Transferee[s] may request that the Company use its reasonable best efforts to effect one or more Underwritten Public Offerings, which may include customary "road show" presentations and all other customary selling efforts, all as the applicable underwriters shall reasonably request (each such requested Underwritten Public Offering, a "Requested Public Offering") in accordance with
Section 5. During the SPCC Sponsorship Period, Registrable Securities owned by the Selling Stockholders and Permitted Transferees may only be sold in Requested Public Offerings that are sponsored by the Company. Except as provided in the immediately following sentence, any such request[s] for Requested Public Offerings shall be in writing and delivered by the requesting Selling Stockholders and/or Permitted Transferees, as applicable, to, or received by, the Company, and each of the other Selling Stockholders and Permitted Transferees as applicable, in accordance with Section 10(a). The Selling Stockholders and Permitted Transferees shall be deemed to have made a request for a Requested Public Offering at the Effectiveness Date; provided that (x) the Company shall have notified such Selling Stockholders and Permitted Transferees of the anticipated Effectiveness Date at least 5 Business Days prior to the time that the Company submits a request to accelerate effectiveness of the Shelf Registration Statement to the Commission and neither Cerro nor PD notify the Company in writing prior to the Effectiveness Date that they object to the commencement of a Requested Public Offering on the Effectiveness Date.

            (b) Requested Public Offerings. Subject to the provisions of Section 9 and the limitations set forth in Section 3(c), in the case of each request for a Requested Public Offering made during the Initial Six-Month Period, the Company shall:

            (i) use its reasonable best efforts to prepare and file with the Commission within (x) 20 Business Days (in the case of the first Requested Public Offering) and (y) within 8 Business Days (in the case of any subsequent Requested Public Offering) a prospectus supplement or post-effective amendment to the Shelf Registration Statement, as necessary, to permit the consummation of the applicable Requested Public Offering; and

            (ii) permit any other Selling Stockholder and any Permitted Transferee to participate in such Requested Public Offering (subject to the proviso at the end of this paragraph (b)) if within five Business Days of receipt by all of the Company, Cerro and PD of a request for a Requested Public Offering from any one or more Selling Stockholder[s] and/or Permitted Transferee[s], such other Selling Stockholder and/or Permitted Transferee delivers to the Company and each other Selling Stockholder and Permitted Transferee written notice in accordance with
      Section 10(a) that it desires to sell its Registrable Securities in such Requested Public Offering;

provided that, notwithstanding the foregoing, the number of Registrable Securities to be sold by the Selling Stockholders and any Permitted Transferees in connection with a Requested Public Offering shall be determined by the Managing Underwriter (in consultation with the Company, Cerro and PD) to be the maximum number of Registrable Securities that may be sold, including in connection with the exercise by the underwriters of any related over-allotment options, without causing a significant disruption in the market for shares of the Common Stock. Notwithstanding anything in this clause (b) to the contrary, the number of Registrable Securities to be sold in any such Requested Public Offering shall not be less than 20,000,000, or such lesser amount as the Managing Underwriter determines can be sold as provided in the previous sentence (such number of Registrable Securities to be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the Shares).

            (c) Limitations on Requested Public Offerings. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a request for a Requested Public Offering by any one or more Selling Stockholder(s) or Permitted Transferee(s) if:

            (i) such request for a Requested Public Offering is received by the Company after the expiration of the Initial Six-Month Period;

            (ii) the Registrable Securities requested by the Selling Stockholders and the Permitted Transferees to be sold in connection with such Requested Public Offering does not constitute at least 10,000,000 Shares (such number of Registrable Securities to be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the Shares); provided, however, that, to the extent that the aggregate number of remaining Registrable Securities is less than 10,000,000 at the time a Requested Public Offering is requested, the Company shall be required to honor such request for a Requested Public Offering; provided further that all such remaining Registrable Securities then held by (x) the Cerro Entities (in the case of a request by all or any of them) or (y) the PD Entities (in the case of a request by all or any of them) are requested to be sold in connection with such Requested Public Offering; or

            (iii) such request is received by the Company at any time during the Initial Six-Month Period that a Requested Public Offering is in progress, regardless of whether the Selling Stockholder or Permitted Transferee making such request exercised its rights under this Agreement to participate in such Requested Public Offering.

            (d) Sales by Cerro Entities. During the Second Six-Month Period, each of the Cerro Entities shall have the right to effect sales of Registrable Securities included in the Shelf Registration Statement in any manner contemplated in the Plan of Distribution; provided, however, that the Cerro Entities may not sell more than 1,000,000 Registrable Securities in the aggregate per calendar month (such 1,000,000 to be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the Shares). If the Cerro Entities desire to sell more than 1,000,000 Registrable Securities in the aggregate in any calendar month pursuant to this Section 3(d), Cerro shall determine as between the Cerro Entities which of such Registrable Securities may be sold. The Company shall not have any obligation to enter into any underwriting agreements or to arrange, prepare for, or participate in, any "road show" presentations or any other selling efforts in connection with, or any obligation otherwise with respect to, any offerings of its securities that may be effected by any Cerro Entity following the expiration of the Initial Six-Month Period.

            (e) Sales by PD Entities. During the Second Six-Month Period, each of the PD Entities shall have the right to effect sales of Registrable Securities included in the Shelf Registration Statement in any manner contemplated in the Plan of Distribution; provided, however, that the PD Entities may not sell more than 1,000,000 Registrable Securities in the aggregate per calendar month (such 1,000,000 to be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the Shares). If the PD Entities desire to sell more than 1,000,000 Registrable Securities in the aggregate in any calendar month pursuant to this Section 3(e), PD shall determine as between the PD Entities which of such Registrable Securities may be sold. The Company shall not have any obligation to enter into any underwriting agreements or to arrange, prepare for, or participate in, any "road show" presentations or any other selling efforts in connection with, or any obligation otherwise with respect to, any offerings of its securities that may be effected by any PD Entity following the expiration of the Initial Six-Month Period.

            (f) Priority in Cutback Registrations. With respect to any Requested Public Offering effected by the Company during the Initial Six-Month Period, if such Requested Public Offering becomes a Cutback Registration, the Company will include in any such Requested Public Offering a number of Registrable Securities not less than that which the Managing Underwriter determines is the maximum number of Registrable Securities that may be sold in such Requested Public Offering without causing a significant disruption in the market for shares of the Common Stock, which Registrable Securities shall be allocated among the Cerro Entities and the PD Entities that have elected to participate in such Requested Public Offering pro rata on the basis of the number of Registrable Securities each such Cerro Entity and/or PD Entity owns on the date that the Managing Underwriter makes such determination. Following the determination of any such pro rata allocation, each of Cerro and PD shall have the right to specify what portion of the aggregate Registrable Securities so allocated to the participating Cerro Entities (in the case of Cerro) and the participating PD Entities (in the case of PD) may be sold by each such participating Cerro Entity or PD Entity, as applicable, in connection with such Cutback Registration.

            (g) Representations, Warranties and Other Agreements.

               (i) Accuracy of Schedule I. The Cerro Entities hereby represent and warrant, jointly and severally, to the Company that (x) they do not own any shares of Common Stock on the date hereof and (y) with respect to the number of shares of Class A Common Stock set forth opposite the names of the Cerro Entities on Schedule I, such information is true, accurate, complete and correct in all respects on the date hereof. The PD Entities hereby represent and warrant, jointly and severally, to the Company that
      (x) they do not own any shares of Common Stock on the date hereof and (y) with respect to the number of shares of Class A Common Stock set forth opposite the names of the PD Entities on Schedule I, such information is true, accurate, complete and correct in all respects on the date hereof.

            (ii) Agreement to Effect Conversion of Class A Common Stock. Each of AMC, the Cerro Entities and the PD Entities hereby agrees that, on the Effectiveness Date, all shares of Class A Common Stock owned by each such Person (or SPHC II Incorporated, in the case of AMC) on such date shall be converted in accordance with Sections 4.9(b) and 4.9(c) of the Restated Certificate of Incorporation into an equal number of fully paid and non-assessable shares of Common Stock. Upon such conversion, the Company agrees to issue, or to cause to be issued, and the Cerro Entities and PD Entities agree to accept, stock certificates bearing the Restricted Legend set forth in Exhibit B hereto and representing the number of shares of Common Stock held by each of them, respectively, as of such conversion date. Upon the delivery to the Company by (x) Cleary Gottlieb Steen & Hamilton LLP or other counsel reasonably acceptable to the Company ("Cerro Special Counsel"), as special counsel to the Cerro Entities (with respect to certificates representing shares of Common Stock held by one or more of the Cerro Entities) or (y) Debevoise & Plimpton LLP or other counsel reasonably acceptable to the Company ("PD Special Counsel"), special counsel to the PD Entities (with respect to certificates representing shares of Common Stock held by one or more of the PD Entities), of a legal opinion, which shall be addressed to the Company and, to the extent the Company is not acting in such capacity, the Company's transfer agent and shall be substantially in the form set forth in Exhibit C-1 (in the case of Cerro Special Counsel) or Exhibit C-2 (in the case of PD Special Counsel) hereto, as applicable, the Company hereby agrees to issue to the Cerro Entities whose shares of Common Stock are the subject of such opinion and/or the PD Entities whose shares of Common Stock are the subject of such opinion, as applicable, new stock certificates representing the number of shares of Common Stock held by each of them as of the date such opinion(s) is delivered to the Company, respectively, but without the Restricted Legend.

            4. Registration Procedures. In connection with the filing of the Shelf Registration Statement, the Company will, as promptly as practicable:

            (a) subject to paragraphs (c) and (d) of Section 2, prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the Plan of Distribution, until the earlier of (i) such time as none of the securities covered by the Shelf Registration Statement constitute Registrable Securities and (ii) the Termination Date;

            (b) promptly notify the Selling Stockholders and any Permitted
      Transferees:

                  (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written request by the Commission for amendments or supplements to such registration statement or prospectus or additional information;

                  (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

            (c) furnish to the Selling Stockholders, any Permitted Transferees and any underwriter, such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act, and such other documents, as the Selling Stockholders, any Permitted Transferees or any underwriter may reasonably request to facilitate the disposition of the Registrable Securities covered by such registration statement;

            (d) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Selling Stockholder, any Permitted Transferee or any underwriter shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable any Selling Stockholder, any Permitted Transferee or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

            (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable any Selling Stockholder, any Permitted Transferee or any underwriter to consummate the disposition of such Registrable Securities;

            (f) promptly notify the Selling Stockholders and any Permitted Transferees at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (other than an event triggering a Suspension or relating to a Black-Out Period, which are governed by paragraphs (c) and (d) of Section 2, respectively) as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any Selling Stockholder or Permitted Transferee promptly prepare and furnish to such Selling Stockholders and Permitted Transferees a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (h) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the

      "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and use its best efforts to cause the Company's directors, officers and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement and use its best efforts to cause the Company's directors, officers and employees and independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Inspector as shall be necessary to enable such Inspector to exercise its due diligence responsibility; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public;

            (i) at the request of any Selling Stockholder or Permitted Transferee with respect to any Requested Public Offering requested during the Initial Six-Month Period, enter into and perform its obligations under any related underwriting agreement with the underwriters of such Requested Public Offering (the form of which agreement shall be subject to Section
      5);

            (j) enter into such other agreements and use its reasonable best efforts to take such other actions in order to expedite or facilitate the disposition of Registrable Securities in connection with any Requested Public Offering requested by any Selling Stockholder or Permitted Transferee during the Initial Six-Month Period, including, without limitation, arranging, preparing for, and participating in, customary "road shows" presentations (including to institutional investors, analysts, money managers and others) and all other customary selling efforts, all as the underwriters shall reasonably request, which presentations shall take place in such locations, include such members of the Company's management and last for such duration as the Company and the underwriters deem appropriate; provided, that in any event such selling efforts shall be no less than efforts carried out for other similar offerings of securities of the size and complexity involved with such Requested Public Offering;

            (k) cooperate with any Selling Stockholder and any Permitted Transferee participating in the applicable Requested Public Offering or sale and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold;

            (l) not later than the date of the sale of any Registrable Securities pursuant to the Shelf Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall not bear the Restricted Legend and shall be in a form eligible for deposit with The Depository Trust Company;

            (m) obtain for delivery to any Selling Stockholder and any Permitted Transferee participating in the applicable Requested Public Offering or sale and to the underwriters, if applicable, an opinion or opinions from counsel for the Company dated the Effectiveness Date and, in the event of a Requested Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to Cerro or PD, as applicable, and the underwriters, if applicable, and their respective counsel;

            (n) in the case of a Requested Public Offering, obtain for delivery to the Company and the underwriters with copies to the Selling Stockholders and any Permitted Transferees participating in the applicable Requested Public Offering, a cold comfort letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

            (o) cause all Registrable Securities of a class to be listed on each securities exchange on which any of the Company's securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company's securities of such class are then quoted; and

            (p) at least three days before filing with the Commission, provide to each Selling Stockholder and Permitted Transferee drafts of each document to be filed in connection with the Shelf Registration Statement substantially in the form in which the Company expects such document to be filed.

            In the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Shelf Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts to promptly obtain the withdrawal of such order and promptly notify the Selling Stockholders and any Permitted Transferees of such withdrawal.

            The Company may require each of the Selling Stockholders and each Permitted Transferee participating in the applicable Requested Public Offering to, and each Selling Stockholder and each such Permitted Transferee, as a condition to including Registrable Securities in the Shelf Registration Statement, shall, furnish the Company with such information and certificates regarding each such Selling Stockholder and each such Permitted Transferee, respectively, and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

            In addition, each Selling Stockholder and each Permitted Transferee participating in the applicable Requested Public Offering or sale, as applicable, shall (a) agree to furnish to the Company such information regarding the method of distribution of the shares of Common Stock to be distributed and such other information relating to such Selling Stockholder and such Permitted Transferee, as applicable, and the ownership by such Selling Stockholder and such

Permitted Transferee of Registrable Securities as the Company may from time to time reasonably request in writing and such Selling Stockholder and such Permitted Transferee shall furnish such information to the Company and cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement; and (b) sell its Registrable Securities on the basis provided in any underwriting agreements governing any Requested Public Offering and shall, subject to Section 5, complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements.

            The Selling Stockholders and any Permitted Transferees agree that upon receipt of any notice to the Selling Stockholders and such Permitted Transferees from the Company of the occurrence of a Suspension, a Black-Out Period or any event of the kind described in paragraph (f) of this Section 4, such Selling Stockholders and Permitted Transferees will forthwith discontinue their disposition of Registrable Securities pursuant to the Shelf Registration Statement until the expiration of the Suspension or Black-Out Period or the availability of copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 4, as applicable (together with copies of the supplemented or amended prospectus, if any), and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in their possession of the prospectus relating to such Registrable Securities current at the time of receipt of the original notice.

            In the event that the Selling Stockholders and any Permitted Transferees receive any notice from the Company of the occurrence of a Suspension, a Black-Out Period or any event of the kind described in paragraphs
(b)(iii), (b)(iv) or (f) of this Section 4, then the Initial Six-Month Period (if the notice is received during such Period) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date, as applicable, when the Selling Stockholders and any Permitted Transferees receive notice from the Company that the Suspension or Black-Out Period has expired, the stop order has been withdrawn, the suspension of qualification of Registrable Securities has been withdrawn, or when copies of the supplemented or amended prospectus as contemplated by paragraph (f) of this Section 4 have been provided.

            5. Underwritten Offerings.

            (a) Terms of Underwritten Offerings. In the case of any Requested Public Offering being effected pursuant to the Shelf Registration Statement and
Section 3, the Company shall select the Managing Underwriter and any other underwriter or underwriters with respect to such offerings, which underwriter or underwriters shall be reasonably satisfactory to PD and Cerro. Such underwriter or underwriters will be instructed to effect as broad a distribution of the Registrable Securities to be sold by them as is reasonably practicable, subject to the limitations contained in Section 3. If so requested by any Selling Stockholder or any Permitted Transferee participating in any Requested Public Offering, the Company shall, in connection with any such Requested Public Offering, enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall be reasonably satisfactory to the Company and the Selling Stockholders and any Permitted Transferees participating in such Requested Public Offering, and shall include, among other provisions, indemnities to the effect and to the extent provided in Section 7. At the request of the Company, any Selling Stockholder or Permitted

Transferee participating in the applicable Requested Public Offering shall be parties to such underwriting agreements and the Selling Stockholders and any Permitted Transferees participating in the applicable Requested Public Offering, may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters pursuant to such underwriting agreements also be made to and for the benefit of the Selling Stockholders and the Permitted Transferees participating in such Requested Public Offering and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreements also be conditions precedent to the obligations of the Selling Stockholders and the Permitted Transferees participating in such Requested Public Offering. Notwithstanding anything to the contrary herein, neither the Selling Stockholders nor any Permitted Transferees participating in the applicable Requested Public Offering shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Stockholder or such Permitted Transferee, respectively, its ownership of the Registrable Securities being offered on its behalf, its intended method of distribution of such Registrable Securities and any other representation required by law. In the case of a Requested Public Offering, immediately prior to the signing of the applicable underwriting agreement, the Managing Underwriter shall notify the Company, each Selling Stockholder and each Permitted Transferee participating in such Requested Public Offering of the price, underwriting discount and other financial terms at which it expects the applicable Registrable Securities to be sold. The price, underwriting discount and other financial terms related to the sale of the Registrable Securities in the related underwriting agreement shall be subject to the reasonable approval of each Selling Stockholder and each Permitted Transferee participating in such Requested Public Offering. If one or more Selling Stockholders or Permitted Transferees participating in such Requested Public Offering does not provide such approval, the Registrable Securities of such non-approving Selling Stockholders and Permitted Transferees shall not be included in such Requested Public Offering and in such case if the Company had previously implemented a pro rata reduction in the number of Registrable Securities that the Selling Stockholders and Permitted Transferees providing such approval may sell in such Requested Public Offering, the Company shall implement a corresponding pro rata increase in the number of Registrable Securities that the Selling Stockholders and Permitted Transferees providing such approval shall sell in such Requested Public Offering.

            (b) Over-allotment Options. If and to the extent that (i) the underwriting agreement executed in connection with a Requested Public Offering as provided in Section 5(a) grants the applicable underwriters an over-allotment option, (ii) the underwriters elect to exercise such over-allotment option and
(iii) the Selling Stockholders and/or any Permitted Transferees participating in such Requested Public Offering at the time of such exercise(s) still hold Registrable Securities, the Company, the Selling Stockholders and any Permitted Transferees hereby agree that the obligations, if any, of the Company, the Selling Stockholders and Permitted Transferees to sell additional Shares pursuant to such over-allotment option shall be satisfied first from the Registrable Securities still held by the Selling Stockholders and any Permitted Transferees at the time of such exercise(s), with the remainder, if any, to be covered by the Company.

            6. Lockup Agreements.

            (a) By the Selling Stockholders and Permitted Transferees. (i) Notwithstanding anything in this Agreement to the contrary, during the SPCC Sponsorship Period, the Selling Stockholders and the Permitted Transferees shall not sell or transfer any Registrable Securities other than through a Requested Public Offering sponsored by the Company and effected pursuant to this Agreement; provided, however, that each of the Selling Stockholders shall be permitted to dividend or otherwise transfer all or any portion of its Shares to not more than a total of seven (7) permitted transferees (the "Permitted Transferees") to be selected, in the case of Cerro or SPC, exclusively from among Cerro's parent corporation, SPC, and Cerro's parent corporation's trust shareholders and/or beneficiaries and any Person owned or controlled by such trust shareholders and/or beneficiaries, and in the case of PDOCC or Climax, exclusively from among the Affiliates of PDOCC and Climax; provided, further, that, in advance of effecting any such dividend or transfer, the Selling Stockholders shall provide written notice to the Company of the proposed Permitted Transferee, notice information for the proposed Permitted Transferee, the date of transfer and the number of Shares to be transferred; provided, further, that any such Permitted Transferee shall first execute and deliver to the Company one or more counterparts to this Agreement agreeing to be bound by its terms.

            (ii) Notwithstanding anything in this Agreement to the contrary, during the period beginning on the Effective Time and ending on the Termination Date, none of the Selling Stockholders or the Permitted Transferees, if any, shall, without the prior written consent of AMC and the Company, which consent shall not be unreasonably withheld, knowingly sell all or any portion of its shares of Common Stock to any strategic buyers or competitors of the Company other than through a Public Offering effected pursuant to this Agreement.

            (iii) If and to the extent requested by the Managing Underwriter (or, in the case of a non-Underwritten Public Offering, the Company), the Selling Stockholders and any Permitted Transferees agree, to the extent that the Selling Stockholders and such Permitted Transferees are timely notified by the Managing Underwriter (or the Company), not to effect any public sale or distribution (including a sale under Rule 144) of Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to and the 60 days after the consummation or termination of such Public Offering or non-Underwritten Public Offering (or for such longer period of time not to exceed 90 days as is sufficient and appropriate, in the opinion of the Managing Underwriter (or, in the case of a non-Underwritten Public Offering, the Company), in order to complete the sale and distribution of the securities included in such Public Offering), except as part of such Public Offering, whether or not the Selling Stockholders or such Permitted Transferees participate in such Public Offering.

            (b) By the Company. (i) To the extent the Company is timely notified by the Managing Underwriter, the Selling Stockholders or any Permitted Transferee, the Company agrees and, to the extent requested by the Managing Underwriter, shall use its reasonable best efforts to cause its executive officers and directors to agree, not to effect any public sale or distribution of the Company's equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to and the 60 days after the consummation or termination of a Requested Public Offering (or for such longer period of time not to exceed 90 days as is sufficient and appropriate, in the opinion of the Managing Underwriter), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or in connection with any employee benefit plan or pursuant to the exercise of outstanding options, warrants or similar rights; and

            (ii) The Company agrees not to conduct during the SPCC Sponsorship Period a primary offering of any equity securities or any securities convertible into or exchangeable or exercisable for such securities; provided, however, that the Company shall have the right during such period to issue shares of Common Stock or equity securities or any securities convertible into or exchangeable for such securities, including Common Stock issuable upon the sale or conversion of the Class A Common Stock, in connection with acquisitions, mergers, business combinations, benefit plans and other similar transactions, as the case may be.

            (c) By AMC. AMC agrees not to sell, and will use its reasonable best efforts to prevent any of its Affiliates from selling, during the SPCC Sponsorship Period any shares of Common Stock or other equity securities or any securities convertible into or exchangeable or exercisable for such securities, including Common Stock issuable upon the sale or conversion of the Class A Common Stock.

            7. Indemnification.

            (a) Indemnification by the Company. The Company shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in the Shelf Registration Statement, its directors, officers, employees, advisors and agents (collectively, "Representatives"), and each other Person, if any, who controls any such seller within the meaning of the Securities Act or the Exchange Act and each such controlling Person's Representatives (collectively, the "Company Indemnitees"), against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such Company Indemnitees may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading and such untrue statement or alleged untrue statement or omission or alleged omission was not corrected in a subsequent amendment or supplement prior to or concurrently with the sale of Registrable Securities to the Person asserting such Loss, and the Company will reimburse such Company Indemnitees for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable to a Company Indemnitee in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by the related seller to the Company expressly for use in the preparation thereof or (y) such related seller's failure to send or give a copy of the final prospectus to the Persons who assert an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to Company Indemnitees. The indemnity in this paragraph (a) of Section 7 shall be in addition to any liability the Company may otherwise have.

            (b) Indemnification by the Sellers. Each holder of Registrable Securities which are included or are to be included in the Shelf Registration Statement, as a condition to including Registrable Securities in such registration statement, shall, severally and not jointly, to the full extent permitted by law, indemnify and hold harmless the Company, its Representatives, and each other Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and each such controlling Person's Representatives (collectively, the "Seller Indemnitees") against any Losses to which the Seller Indemnitees may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement and was not corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting such Loss; provided, however, that the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this Section 7(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the Seller Indemnitees. The indemnity in this paragraph (b) of
Section 7 shall be in addition to any liability such holder may otherwise have.

            (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 7, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this
Section 7, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if (A) in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party or (B) the named parties to any such action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such action, and in any of the foregoing events the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) includes any admission of wrongdoing on the part of the Indemnified Party.

            (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with untrue statements or alleged untrue statements or omissions or alleged omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

            No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

            Notwithstanding the provisions of this Section 7(d), no Indemnifying Party (other than the Company) shall be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Indemnifying Party from the sale of Registrable Securities (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

            (f) Other Rights to Indemnification or Contribution. The provisions of this Section 7 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

            8. Termination. This Agreement and the rights and obligations of the parties hereto (other than Section 2(b), Section 3(g)(ii), Section 7 and this
Section 8, which shall survive any termination of this Agreement) shall automatically terminate, and shall cease to be of any further force or effect on the earlier of (i) the first day after the expiration of the Second Six-Month Period and (ii) the date on which all of the Registrable Securities owned by the Selling Stockholders and any Permitted Transferees on the date hereof have been disposed of in accordance with the Shelf Registration Statement (such earlier date, the "Termination Date"); provided, however, that in no event shall the Termination Date be later than the date that is eighteen (18) months from the date of this Agreement.

            9. Conditions to Obligations of Company and AMC. The parties to this Agreement (including any Permitted Transferees) hereby agree that the obligations of the Company and AMC under this Agreement are subject to the condition that the Effective Time shall have occurred and, with respect to the obligations of the Company and AMC under this Agreement to each Selling Stockholder and Permitted Transferee, to the further conditions that each such Selling Stockholder or Permitted Transferee, as the case may be, shall have taken all steps required to be taken by it under Section 4.9(c) of the Restated Certificate of Incorporation to effect the voluntary conversion of all shares of Class A Common Stock owned by each such Selling Stockholder or Permitted Transferee, as the case may be.

            10. Miscellaneous.

            (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to Cerro or SPC, to:

                  Cerro Trading Company, Inc.
                  225 West Washington Street
                  Suite 1900
                  Chicago, Illinois  60606
                  Facsimile No.:  (312) 845-8769
                  email: robert.webb@marmon.com
                  Attn:  Robert W. Webb
                         Secretary

            with a copy to:

                  Cleary Gottlieb Steen & Hamilton LLP
                  2000 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20006-1801
                  Facsimile No.:  (202) 974-1999
                  email: lsoldo@cgsh.com
                  Attn:  Linda J. Soldo

            If to PD, PDOCC or Climax, to it, in care of:

                  Phelps Dodge Corporation
                  One North Central Avenue
                  Phoenix, Arizona 85004
                  Facsimile No.:  (602) 366-7321
                  email: dcolton@phelpsdodge.com
                  Attn:  S. David Colton
                         Senior Vice President and General Counsel

            with a copy to:

                  Debevoise & Plimpton LLP
                  919 Third Avenue
                  New York, New York 10022
                  Facsimile No.:  (212) 909-6836
                  email: mwblair@debevoise.com
                  Attn:  Michael W. Blair


            If to the Company, to:

                  Southern Peru Copper Corporation
                  2575 East Camelback Road, Suite 500
                  Phoenix, Arizona  85016
                  Facsimile No.:  (602) 977-6700
                  email: armando.ortega@mm.gmexico.com
                  Attn:  Armando Ortega Gomez
                         Vice President-Legal Secretary

            with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, New York  10005
                  Facsimile No.:  (212) 530-5219
                  email: mfitzgerald@milbank.com
                  Attn:  Michael L. Fitzgerald

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10(a), be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10(a)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

            (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including, without limitation, the Cerro Letter Agreement and the PD Letter Agreement.

            (c) Amendment. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the parties hereto.

            (d) Waiver. Subject to paragraph (e) of this Section 10, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

            (e) Consents and Waivers. Any consent of a party hereto pursuant to this Agreement, and any waiver by a party hereto of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts), and any such consent or waiver so given or taken will be binding on such party.

            (f) Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other holder of Registrable Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 7.

            (g) Comparable Agreements. The Company hereby represents and warrants to the Selling Stockholders that, as of the date hereof, it is not party to any agreement with one or more third parties to effect the registration under the Securities Act of all or part of any shares of Common Stock or Class A Common Stock owned by such third parties on terms that are more favorable to such third parties than the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company agrees with each of the Selling Stockholders that, to the extent the Company agrees after the date hereof to effect the registration under the Securities Act of all or part of any shares of Common Stock owned by a third party, it shall only do so on terms that are substantially identical to the terms of this Agreement.

            (h) Successors and Assigns. Cerro and SPC may assign their respective rights and obligations under this Agreement solely to (w) Cerro's parent corporation, (x) Persons who are trust shareholders and/or beneficiaries of Cerro's parent corporation, (y) any Persons owned or controlled by such trust shareholders and/or beneficiaries or (z) a transferee of greater than 50% of the aggregate number of Registrable Securities owned by Cerro and SPC as of the date hereof (such number to be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the Shares); provided that any such assignee shall first execute one or more counterparts to this Agreement agreeing to be bound by its terms. Climax and PDOCC may assign their respective rights and obligations under this Agreement solely to (x) Persons who are Affiliates of PDOCC and Climax or (y) a transferee of greater than 50% of the aggregate number of Registrable Securities owned by Climax and PDOCC as of the date hereof (such number to be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the Shares); provided that any such assignee shall first execute one or more counterparts to this Agreement agreeing to be bound by its terms. Except as expressly set forth above in this
Section 10(h), the rights and obligations of the Selling Stockholders and the Permitted Transferees under this Agreement shall not be assignable. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

            (i) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            (j) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            (k) Remedies. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

            Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

            (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                    CERRO TRADING COMPANY, INC.



                                    By: /s/ R. W. Webb
                                        ---------------------------------
                                        Name: R. W. Webb
                                        Title: Secretary

                                    SPC INVESTORS, L.L.C.




                                    By: /s/ Thomas J. Pritzker
                                        ---------------------------------
                                        Name: Thomas J. Pritzker
                                        Title: Co. Trustee of the Members
                                               of SPC Investors, L.L.C.

                                    PHELPS DODGE CORPORATION
                                        solely with respect to Section 3(b)(ii),
                                        Section 3(e), Section 4(m) and Section 5 of this Agreement



                                    By: /s/ S. David Colton
                                        ---------------------------------
                                        Name: S. David Colton
                                        Title: Senior Vice President and
                                               General Counsel

                                    PHELPS DODGE OVERSEAS CAPITAL CORPORATION



                                    By: /s/ S. David Colton
                                        ---------------------------------
                                        Name: S. David Colton
                                        Title: Senior Vice President and
                                               General Counsel

                                    CLIMAX MOLYBDENUM B.V.



                                    By: /s/ S. David Colton
                                        ---------------------------------
                                        Name: S. David Colton
                                        Title: Attorney-in-fact

                                    SOUTHERN PERU COPPER CORPORATION



                                    By: /s/ Armando Ortega
                                        ---------------------------------
                                        Name: Armando Ortega
                                        Title: General Counsel

                                    AMERICAS MINING CORPORATION
                                        solely with respect to Section 3(g)(ii)
                                        and Section 6(c) of this Agreement

                                    By: /s/ Armando Ortega
                                        ---------------------------------
                                        Name: Armando Ortega
                                        Title: Secretary

                                                                      SCHEDULE I

                        OWNERSHIP OF CLASS A COMMON STOCK

Selling Stockholders                        Number of Shares of Class A Common
                                            Stock Beneficially Owned
-----------------------------------------   ----------------------------------
Cerro Trading Company, Inc.                  9,498,088
SPC Investors, L.L.C.                        1,880,000
Phelps Dodge Overseas Capital Corporation    8,963,796
Climax Molybdenum B.V.                       2,210,000
TOTAL                                       22,551,884

                                                                       EXHIBIT A

                              PLAN OF DISTRIBUTION
             [TO BE INCLUDED IN THE SHELF REGISTRATION STATEMENT.]

            We have registered the __________ shares of our common stock offered in this prospectus on behalf of the selling stockholders. The selling stockholders will pay all reasonable and customary expenses of this registration, including, among other things, reasonable and customary fees and expenses of counsel or other advisors to the selling stockholders, reasonable and customary fees and expenses of counsel for us and of our independent registered public accounting firm and expenses that are incurred by us in connection with arranging, preparing for and participating in, selling efforts. The selling stockholders will be responsible for paying any commissions, discounts, or other brokerage fees and any transfer taxes incurred in connection with its sale of any of the shares.

            The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

            - on the New York Stock Exchange, in the over-the-counter market or on any other quotation system or exchange on which such securities may be quoted or listed;

            - in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

            -     in connection with short sales of the shares;

            -     by pledge to secure debt and other obligations;

            - through the writing of options, whether the options are listed on an options exchange or otherwise;

            - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

            - through a combination of any of the above transactions or any other method permitted pursuant to applicable law.

            The shares of common stock may be offered to or through underwriters or agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares of common stock may be sold include:

            - a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;


            - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;


            - exchange distributions or secondary distributions in accordance with the rules of the NYSE;


            - ordinary brokerage transactions and transactions in which the broker solicits purchasers;


            -     privately negotiated transactions; and


            -     any other method permitted pursuant to applicable law.

            An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). A member firm of an exchange on which our securities are traded might be engaged to act as a selling stockholder's agent in the sale of shares by such selling stockholder.

            During the first six-month period following the effectiveness date of the registration statement, which six-month period is subject to extension in certain circumstances, the selling stockholders and their successors, including their permitted transferees, pledgees or donees or their successors, may sell the common stock only in underwritten offerings sponsored by us in an amount, subject to the following sentence, determined by the managing underwriter to be the maximum amount of shares owned by the selling stockholders that can be sold without significant market disruption. Notwithstanding the foregoing, the number of shares included in any such underwritten offering will not be less than 20,000,000, or such lesser amount as the managing underwriter determines can be sold without significant market disruption. In either case, 20,000,000 or such lesser amount of shares will be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the shares of common stock.

            Such sales of common stock in underwritten offerings will be made through underwriters, who may receive compensation in the form of discounts or commissions from the selling stockholders. During the six-month period following the first six-month period, the selling stockholders and their successors, including their permitted transferees, pledges or donees or their successors, may sell common stock directly to purchasers in amounts not to exceed 2,000,000 shares in the aggregate per calendar month (such 2,000,000 to be adjusted proportionately to reflect any stock dividend, stock split, reclassification, reorganization, recapitalization, distribution or other similar event in respect of the shares of common stock), but will not have a right to request underwritten offerings sponsored by us.

            In addition to selling common stock under this prospectus, the selling stockholders and their permitted transferees may, subject to the restrictions set forth in the Registration Rights Agreement dated March 31, 2005, by and between us, Americas Mining Corporation, Cerro Trading Company, Inc., SPC Investors, L.L.C., Phelps Dodge Corporation, Phelps Dodge Overseas Capital Corporation and Climax Molybdenum B.V., sell their common stock pursuant to Rule 144 under the Securities Act of 1933 or by any other legally available means.

            We will agree in connection with underwritten offerings sponsored by us to indemnify the selling stockholders against certain losses, claims, damages, liabilities and expenses, including liabilities under the Securities Act of 1933.

            The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of shares may be "underwriters" within the meaning of the Securities Act of 1933. Any commissions received by broker-dealers or agents on the sales and any profit on the resale of shares purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

            The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of shares may be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchase and sales of any of the securities by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person participating in the distribution to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the commencement of such distribution. This may affect the marketability of the securities.

            Because the selling stockholders may be deemed to be underwriters, the selling stockholders must deliver this prospectus in the manner required by the Securities Act of 1933.

                                      * * *

                                                                       EXHIBIT B

                            FORM OF RESTRICTED LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO PROVISIONS CONTAINED IN THE REGISTRATION RIGHTS AGREEMENT DATED MARCH 31, 2005, BY AND BETWEEN SOUTHERN PERU COPPER CORPORATION, AMERICAS MINING CORPORATION, CERRO TRADING COMPANY, INC., SPC INVESTORS, L.L.C., PHELPS DODGE CORPORATION, PHELPS DODGE OVERSEAS CAPITAL CORPORATION AND CLIMAX MOLYBDENUM B.V., COPIES OF WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF SOUTHERN PERU COPPER CORPORATION.

                                                                     EXHIBIT C-1

                                 FORM OF OPINION

                                       OF

                              CERRO SPECIAL COUNSEL




                                             [date]


Southern Peru Copper Corporation
[address]

            Re:   Cerro Trading Company, Inc.

Ladies and Gentlemen:

            We have been requested by our client, Cerro Trading Company, Inc., a Delaware corporation ("Cerro"), to furnish you our opinion regarding the eligibility for sale under Rule 144(k) under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of ________ shares (the "Shares") of the common stock, par value $0.01 per share, of Southern Peru Copper Corporation, a Delaware corporation ("SPCC").

            In arriving at the opinion expressed below, we have reviewed the following documents:

            (i) a letter furnished by Cerro to us dated [date], a copy of which is attached as Exhibit A, and

            (ii) facsimile copies of the certificates held by Cerro evidencing the Shares attached as Exhibit B, each of which bears a restrictive legend referring to limitations on transfer under the Securities Act (the "Restrictive Legends").

            In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

            In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

            Based on the foregoing, it is our opinion that the Shares meet the requirements of Rule 144(k) and that the certificates evidencing the Shares may be issued without the Restrictive Legends.

            The foregoing opinion is limited to the federal securities law of the United States of America.

            We are furnishing this opinion letter to you solely for your benefit in connection with your consideration of the delegending of the Shares held by Cerro. This opinion letter is not to be relied upon by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that a copy of this letter may be furnished to, and relied on by, SPCC's transfer agent in connection with its delegending the Shares. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                   Very truly yours,

                                   [Cerro's special counsel]



                                   By:_______________________________________
                                             ______________, a Partner

Enclosures

                                                                     EXHIBIT C-2

                                 FORM OF OPINION

                                       OF

                               PD SPECIAL COUNSEL




                                                               ___________, 2005

Southern Peru Copper Corporation
2575 East Camelback Road, Suite 500
Phoenix, Arizona  85016
Facsimile No.:  (602) 977-6700
email: armando.ortega@mm.gmexico.com
Attn:  Armando Ortega Gomez
       Vice President-Legal Secretary

Ladies and Gentlemen:

            We have acted as special counsel to Phelps Dodge Corporation ("Phelps Dodge"), Phelps Dodge Overseas Capital Corporation ("PDOCC") and Climax Molybdenum B.V. ("Climax") (collectively, the "PD Entities"), in connection with the exchange or transfer by PDOCC and Climax of 8,963,796 and 2,210,000 shares (collectively, the "Shares"), respectively, of Common Stock, par value $.01 per share (the "Common Stock"), of Southern Peru Copper Corporation ("SPCC"), a Delaware corporation.

            PDOCC is a founding stockholder of SPCC and acquired 11,173,796 shares of Class A Common Stock on January 2, 1996. On December 17, 2004, PDOCC transferred 2,210,000 shares of Class A Common Stock of SPCC to Phelps Dodge as a dividend. Through a series of capital contributions and an inter-company transfer in exchange for a note, the 2,210,000 shares of Class A Common Stock of
SPCC were subsequently transferred to Climax on December 22, 2004. As of [   ],
2005, PDOCC and Climax held 11,173,796 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of SPCC, which comprised 13.96% of the outstanding capital stock of SPCC. Their ownership of Class A Common Stock gave the PD Entities certain rights with respect to the management of SPCC. Pursuant to an Agreement Among Certain Stockholders of Southern Peru Copper Corporation, dated as of January 2, 1996, entered into by and between SPCC, Southern Peru Limited, ASARCO Incorporated, Cerro Trading Company, Inc. and PDOCC, as amended (the "Stockholders Agreement"), the PD Entities had the right to nominate two of the 15 members of

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the board of directors of SPCC. In addition, under SPCC's by-laws, PDOCC, as a shareholder holding 10 percent or more of the Class A Common Stock, had the right to call special meetings of SPCC stockholders.

            On January 29, 2004, the two directors appointed by the PD Entities to the SPCC Board resigned. The PD Entities have not nominated any replacements since that time.

            On December 22, 2004, Phelps Dodge entered into a Letter Agreement with Americas Mining Corporation ("AMC") in which Phelps Dodge expressed its intent to take all action reasonably necessary to convert the Class A Common Stock of PDOCC and Climax into Common Stock upon the closing of a strategic transaction (the "Transaction") involving Minera Mexico, S.A. de C.V. ("MM") and SPCC. The Transaction involved MM becoming a subsidiary of SPCC in consideration for the issuance of Common Stock by SPCC to AMC for its approximately 99% MM ownership stake.

            On [   ], 2005, the Transaction was consummated. All of the Class A
Common Stock of SPCC owned by PDOCC and Climax has been converted into Common Stock of SPCC. In addition, 67,207,640 shares of Common Stock were issued to AMC as consideration in the transaction.

            As a result of these events, PDOCC and Climax collectively own 11,173,796 shares of Common Stock of SPCC. PDOCC owns 8,963,796 shares of Common Stock, while Climax owns 2,210,000 shares of Common Stock. Due to the issuance of the additional Common Stock in the Transaction, the collective holdings of PDOCC and Climax constitute 7.59% of the outstanding capital stock of SPCC. Upon conversion of the Class A Common Stock, the rights of the PD Entities under the Stockholders Agreement, including their right to appoint two directors of SPCC, were terminated. In addition, because PDOCC is no longer the holder of 10% of the Class A Common Stock or 10% of the Common Stock, it no longer has the right to call special meetings of SPCC stockholders.

            Three months have passed since the consummation of the Transaction and the conversion of the Class A Common Stock owned by PDOCC and Climax into Common Stock.

            In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the PD Entities, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and assume the accuracy of, the statements made in the certificates of officers of the PD Entities delivered to us and certificates and other statements or information of or from public officials and officers and representatives of the PD Entities and others.

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            Based upon and subject to the foregoing, we are of the opinion that the Shares are eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended, and the certificates representing the Shares need not contain any restricted legend at this time.

            This opinion is rendered to you in connection with the exchange or transfer of shares of Common Stock of SPCC and may not be reproduced, referred to or shown to or relied upon by any other person.

                                Very truly yours




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